EMPLOYMENT AGREEMENT

	This Employment Agreement is made and entered into this 4th day of May, 1999, by and between The Quantum Group, Inc., a Nevada corporation (the Company), and Thomas A. Driscoll an individual ("Executive").

	                            RECITALS

	A. The Company desires to be assured of the association and services of Executive for the Company.

	B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                            	AGREEMENT

	NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

	1. Employment. The Company hereby employs Executive as Vice President of operations, subject to the supervision and direction of the President and the Company's Board of Directors.

	2. Term. The term of this Agreement shall be deemed to be (at will) as determined solely in the discretion of the Board of Directors provided, however, that Executive's obligations in Section 7 below shall continue in effect after such termination.

	3. Compensation; Reimbursement.

	3.1  Base Salary.   For all services rendered by Executive under
this Agreement, the Company shall pay Executive a base salary of Eight Thousand Dollars ($8,000) per month through July, 1999 and Ten Thousand Dollars ($10,000) per month beginning August 1, 1999, payable in arrears(the Base Salary). The amount of the Base Salary way be increased at any time and from time to time by the Board of Directors of the Company. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

	3.2 Incentive Bonus.   In addition to the Base Salary, Executive
shall be eligible for an incentive bonus (Incentive Bonus) for equipment sales originated and completed by the Executive in amount of equal to two percent (20/o)of the equipment sales price but, not including costs of training, travel, shipping, insurance and taxes. The Incentive Bonus shall be paid, if earned, within three (3) days after receipt by the Company of sales proceeds, as such proceeds are received by the Company during the course of commencing and completing the sales agreement. It is agreed that the Executive will be required, without additional compensation of any kind, to show potential clients of the Company the equipment in operation at prison and other projects as directed by the President of the Company.

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	3.3   Reimbursement. Executive shall be reimbursed for all
reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement (1) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code (provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to the Company 20% of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

	4.   Scope of Duties.

	4.1   Assignment of Duties.   Executive shall have such duties as
may be assigned to him from time to time by the Company's Chief
Executive Officer or the Company's Board of Directors commensurate with his experience and responses in the position for which he is employed pursuant to Section I above. Such duties shall be exercised subject to the control and supervision of the Chief Executive Officer and the Board of Directors of the Company.

	4.2 General Specification of Duties. Executive's duties shall include, but not be limited to, the, duties and performance goals as follows:
	(1) act as head of marketing, sales and operations of the Company's prison project and perform all duties, functions and responsibilities generally associated with the head of an operating division or subsidiary;
	(2) execute on behalf of the Company, in his capacity as Vice President of operations of the prison project division or subsidiary, all documents as requested by the Company;
	(3) employ, pay, supervise and discharge all employees of the prison project division or subsidiary, and determine all matters with regard to such personnel, including, without limitation, compensation, bonuses and fringe benefits, all in accordance with the Annual Plan (as defined in
Section 4.3);
	(4) establish procedures for implementing the policies established by the Company;
	(5) insure cooperation by the prison project division or subsidiary with other divisions or subsidiaries of the Company;
	(6) cause the prison project division or subsidiary to be operated in compliance with all legal requirements;
	(7) operate the prison project division or subsidiary in conformance with the Annual Plan approved by the Company, as such may be amended from time to time with the concurrence of the Company.

The foregoing specifications are not intended as a complete itemization of the duties which Executive shall perform and undertake on behalf of the Company in satisfaction of his employment obligations under this agreement.

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	4.3 Annual Plan

	(1) Executive shall submit to the Company for its approval, not later than 60 days before the beginning of each calendar year, an annual business plan for the prison project division or subsidiary or such other division or subsidiary assigned to the Executive by the Board of
Directors (the "Annual Plan").   The Annual Plan shall be revised by
Executive and submitted to the Company for its review (and approval in the case of material changes from the approved Annual Plan) from time to time during each year to reflect changes in the Annual Plan because of operations or otherwise. Each Annual Plan shall include the following information.
		(a) an annual forecast of income and expenses for the operation of the division or subsidiary;
		(b) a cash flow budget, estimate of profit, and source and use of cash statements for the operation of the division or subsidiary;
		(c) a payroll and staffing plan and budget for the operation of the division or subsidiary; and

	(2) During each year, Executive in the performance of his duties under this Agreement shall comply or cause compliance with the applicable Annual Plan and shall not (except for emergency expenditures or special circumstances requiring an unanticipated expenditure) deviate materially form any budget category set forth in the Annual Plan, incur any material additional expense or change materially the manner of operation of the division or subsidiary, without the approval of the Company.

	4.4   Executive's Devotion of Time.   Executive hereby agrees to
devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity.

	4.5 Conflicting Activities.

	(1) Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.5(b).

	(2) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interest of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Executive may develop the business opportunity for himself, provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities

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only on his  own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

	5. Stock of Company. The Company will issue stock options, as of the date of this Agreement, to the Executive to permit the Executive to purchase shares in the Company. The exercise price of the options shall be at ten percent (10%) above the market price of the shares and on such terms as set forth in the Incentive Stock Option Plan of the Company.
The option shall grant the Executive the right to purchase of the number of shares determined by dividing $30,000 by the strike price of the option. So long as this Agreement is in effect, Executive shall be entitled to participate in the Incentive Stock Option Plans adopted by the Company from time to time on such terms and conditions as determined by the Company's Board of Directors or Compensation Committee. The manner of acquisition of stock shall be structured so as to minimize adverse tax consequences to Executive.

	6. Severance. So long as this Agreement is in effect, Executive shall at all times be entitled to severance payment in the amount of his monthly base salary, in the amount of one month per completed year of employment with the Company up to a maximum of five months total severance.

	7. Confidentiality of Trade Secrets and Other Materials.

	7.1 Trade Secrets. Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer list or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

	7.2 Ownership of Trade Secrets; Assignment of Rights. Executive hereby agrees that all know-how, documents, reports plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights which he may have in any such trade secret or proprietary information; provided, however, that such assignment does not apply to any right which qualifies fully under e.g., Cal Labor Code Sec. 2870.

	8. Injunctive Relief. The Company and Executive hereby acknowledge and agree that any default under Section 7 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 7 above without the proof of actual damages.

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	9.  Miscellaneous

	9.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

	9.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

	9.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of California.

	9.4 Counterparts. This Agreement may be executed in several counter parts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.


	9.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

	9.6  Modification.   This Agreement may be modified, amended,
superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation or waiver.

	9.7 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

	9.8 Waiver. The waiver by either of the parties, express or implied of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

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	9.9  Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

	9.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

	9.11 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered , or may be served by depositing the same in the United
States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to the Company:      The Quantum Group, Inc.
                   					14771 Myford Road, Building B
                   					Tustin, Califoria 92780

If to Executive:	Mr. Thomas A. Driscoll
            					4365 Sunnyhill Drive
            					Carlsbad, California 92008

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

	9.12 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

	9.13   Right of Set-Off.   Upon termination or expiration of this
Agreement, the Company shall have the right to set-off against the amounts due Executive hereunder the amount of any outstanding loan or advance from the Company to Executive.

	9.14 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by Executive and the Company.

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	IN WITNESS WHEREOF, the parties hereto have caused this Employment
Agreement to be executed as of the date first set forty above.

(Executive)

By: /s/ Thomas A. Driscoll
-----------------------------------
Thomas A. Driscoll


(Company)
The Quantum Group, Inc.

By: /s/ Ehrenfried Liebich
--------------------------------
Ehrenfried Liebich, President

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